[GRAPHIC OMITED]

                                      KIRBY


KIRBY CORPORATION                                         CONTACT: STEVE HOLCOMB
                                                               713-435-1135

FOR IMMEDIATE RELEASE
---------------------


                   KIRBY CORPORATION ANNOUNCES RECORD RESULTS
                      FOR THE 2004 FOURTH QUARTER AND YEAR

     - 2004 FOURTH QUARTER EARNINGS PER SHARE WERE $.53, UP 18% COMPARED WITH $.45 EARNED IN THE 2003 FOURTH QUARTER

     - 2004 YEAR EARNINGS PER SHARE WERE $1.97, UP 18% COMPARED WITH $1.67 EARNED IN THE 2003 YEAR

     - 2005 FIRST QUARTER EARNINGS PER SHARE GUIDANCE IS $.42 TO $.48 COMPARED WITH $.36 EARNED IN THE 2004 FIRST QUARTER

     - 2005 YEAR EARNINGS PER SHARE GUIDANCE IS $2.20 TO $2.30 VERSUS $1.97 EARNED IN THE 2004 YEAR

HOUSTON, TEXAS (JANUARY 26, 2005) - Kirby Corporation ("Kirby") (NYSE:KEX) today announced record net earnings for the fourth quarter ended December 31, 2004 of $13,496,000, a 22% increase compared with $11,050,000 for the fourth quarter of 2003. On a diluted per share basis, 2004 fourth quarter earnings were $.53, up 18% from $.45 for the 2003 fourth quarter. Kirby's published earnings guidance range for the 2004 fourth quarter was $.50 to $.54 per share. Consolidated revenues for the 2004 fourth quarter were $173,739,000, a 14% increase compared with $152,028,000 for the 2003 fourth quarter.

Kirby also reported record net earnings for the 2004 year of $49,544,000, a 21% increase compared with $40,918,000 for the 2003 year. Diluted earnings per share for the 2004 year were $1.97, up 18% from $1.67 for the 2003 year. Kirby's latest published earnings guidance range for the 2004 year was $1.94 to $1.98 per share. Consolidated revenues for the 2004 year were $675,319,000, a 10% increase compared with $613,474,000 for the 2003 year.

The marine transportation segment's revenues increased 13% for the 2004 fourth quarter and 11% for the 2004 year when compared with the 2003 fourth quarter and year. Operating income increased 18% for the 2004 fourth quarter and 20% for the 2004 year when compared with the 2003 corresponding periods. The results for both periods reflected improved petrochemical and black oil product volumes when compared with the


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prior  year  periods.  As  a  result  of  the increased volumes, the segment was successful in modestly increasing contract rates during the year and spot market rates were generally higher than contract rates for most markets. Operating margins for the 2004 fourth quarter improved to 16.4% compared with 15.7% for the 2003 fourth quarter and for the 2004 year improved to 15.7% compared with 14.6% for the 2003 year.

The diesel engine services segment reported a 24% increase in revenues and a 21% increase in operating income for the 2004 fourth quarter when compared with the 2003 fourth quarter. For the 2004 year, revenues increased 4% and operating income rose 6% when compared with 2003. The higher 2004 fourth quarter and year results were primarily from increased direct parts sales to nuclear power generation and rail customers, and the acquisition of the diesel engine service operation and parts inventory of Walker Paducah Corp. in April 2004. Also, the East Coast, West Coast and Midwest marine markets strengthened during the 2004 fourth quarter. The Gulf Coast offshore oil and gas services market remained weak during all of 2004. The lower operating margin for the 2004 fourth quarter reflected an increase in direct parts sales, as parts sales typically earn a lower margin than service work.

Kirby reported record EBITDA of $38.7 million for the 2004 fourth quarter and $148.3 million for the 2004 year. Capital expenditures for 2004 totaled $93.6 million, including $42.7 million for new tank barges, which replace older tank barges removed from service, and $50.9 million principally for upgrading the existing marine transportation fleet. Acquisitions of businesses and marine equipment for 2004 were $11.5 million, including $4.2 million for a one-third interest in Osprey Line and $5.8 million for the acquisition from Walker. Outstanding debt at December 31, 2004 was $218.7 million, 14% lower than the $255.3 million reported at December 31, 2003. Kirby's debt-to-capitalization ratio at December 31, 2004 declined to 33.4% compared with 40.7% at December 31, 2003.

Joe Pyne, Kirby's President and Chief Executive Officer, commented, "2004 was a record setting year for Kirby. Revenues, net earnings, earnings per share, and EBITDA were at the highest levels in Kirby's history. The principal contributing factor to our success was the improved U.S. and global economies. As a result of the improved economies, our core petrochemical market, which represented 68% of our 2004 marine transportation revenue, reflected increased volumes as our petrochemical customers increased their production. Our black oil market also remained strong the entire year. Our upriver refined products market was generally at traditional levels throughout the year, while our agricultural chemical market was weak for the entire year, but reflected some improvement in the fourth quarter."

Mr. Pyne continued, "Our record 2004 results were not achieved without some challenges. We incurred record navigational delay days, including key lock closures for repairs, high water conditions, principally during the second and fourth quarters, Hurricane Ivan in September, and a significant number of fog days along the Gulf Coast in February, March, November and December. Delay days for the 2004 year were 30% higher than 2003, while the 2004 fourth quarter delay days were 59% higher than the fourth quarter of 2003."


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Commenting on the 2005 guidance, Mr. Pyne said, "We are forecasting net earnings for the 2005 first quarter in the $.42 to $.48 per share range compared with net earnings of $.36 per share reported for the 2004 first quarter. We have a wider earnings guidance range for the first quarter, as our first quarter results are more volatile due to the probability of increased delay days, the result of high or low water conditions, ice conditions in the Midwest and fog along the Gulf Coast. These conditions result in longer transit times and the operation of
additional  towboats to meet customer demands.   Our 2005 first quarter guidance
range is based on firm petrochemical and black oil volumes, normal seasonal upriver refined products volumes, and some improvement in agricultural chemical volumes."

Mr. Pyne further commented, "For the 2005 year, Kirby's earnings per share guidance is $2.20 to $2.30. The guidance range includes an estimated $.04 per share of expense assuming the adoption, effective July 1, 2005, of the fair value method of accounting for stock-based employee compensation. Capital spending guidance for 2005 is $110 to $120 million and includes approximately $65 million for the construction of 18 double hull 30,000 barrel capacity inland tank barges and 20 double hull 10,000 barrel capacity inland tank barges. The $65 million estimate for the construction of new tank barges is subject to the fluctuation of steel prices."

This earnings press release includes marine transportation performance measures for both the 2004 and 2003 periods. The performance measures include ton miles, revenues per ton mile, towboats operated and delay days. Comparable performance measures for the 2003 and 2002 years and quarters are available at Kirby's web site under the caption Performance Measurements in the Investor Relations section. Kirby's homepage can be accessed by visiting www.kirbycorp.com.
                                                              -----------------

A conference call is scheduled at 10:00 a.m. central time tomorrow, Thursday, January 27, 2005, to discuss the 2004 fourth quarter and full year, and the outlook for the 2005 first quarter and full year. The conference call number is 888-328-2514 for domestic callers and 706-679-3262 for international callers. The leader's name is Steve Holcomb. An audio playback will be available at approximately 11:00 a.m. central time on January 27 through 6:00 p.m. on Friday, February 25, 2005, by dialing 800-642-1687 for domestic callers and 706-645-9291 for international callers. The conference ID number is 3552716. The conference call can also be accessed by visiting Kirby's homepage at
http://www.kirbycorp.com/  or  at  http://audioevent.mshow.com/209520.  A replay
------------------------           ----------------------------------
will  be  available  on  each  of those web sites following the conference call.

The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission. This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings before interest expense, taxes on income, depreciation and amortization. A reconciliation of EBITDA for the 2004 and 2003 fourth quarters and full years to GAAP net earnings for the same periods is included in the Condensed Consolidated Financial Information in this press release.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and


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
agricultural chemicals throughout the United States inland waterway system. Through the diesel engine services segment, Kirby provides after-market service for large medium-speed diesel engines used in marine, power generation and industrial, and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and the number of acquisitions made by Kirby. A listing of additional risk factors can be found in Kirby's annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                           CONFERENCE CALL INFORMATION

DATE:     THURSDAY, JANUARY 27, 2005
TIME:     10:00 A.M. CENTRAL TIME
U.S.:     888-328-2514
INT'L:    706-679-3262
LEADER:   STEVE HOLCOMB
PASSCODE: KIRBY
WEBCAST:  HTTP://WWW.KIRBYCORP.COM/ OR HTTP://AUDIOEVENT.MSHOW.COM/209520
          -------------------------    ----------------------------------


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
A summary of the results for the fourth quarter and year follows:



                             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             ---------------------------------------------


                                                    FOURTH QUARTER                     YEAR
                                           -----------------------------  -----------------------------
                                               2004            2003           2004           2003
                                           -------------  --------------  ------------  ---------------
                                            (UNAUDITED,   $ IN THOUSANDS    EXCEPT PER   SHARE AMOUNTS)
Revenues:
  Marine transportation . . . . . . . . .  $    151,156   $     133,794   $   588,828   $      530,411
  Diesel engine services. . . . . . . . .        22,583          18,234        86,491           83,063
                                           -------------  --------------  ------------  ---------------
                                                173,739         152,028       675,319          613,474
                                           -------------  --------------  ------------  ---------------
Costs and expenses:
  Costs of sales and operating expenses .       110,264          94,239       430,272          395,043
  Selling, general and administrative . .        22,142          18,768        82,917           73,149
  Taxes, other than on income . . . . . .         2,852           3,220        13,652           13,141
  Depreciation and other amortization . .        13,717          14,833        55,120           53,328
  Loss on disposition of assets . . . . .            58              37           299               99
                                           -------------  --------------  ------------  ---------------
                                                149,033         131,097       582,260          534,760
                                           -------------  --------------  ------------  ---------------

    Operating income. . . . . . . . . . .        24,706          20,931        93,059           78,714
  Equity in earnings of marine affiliates           468             723         1,002            2,932
  Other expense . . . . . . . . . . . . .          (152)           (285)         (889)          (1,021)
  Interest expense. . . . . . . . . . . .        (3,255)         (3,546)      (13,263)         (14,628)
                                           -------------  --------------  ------------  ---------------

    Earnings before taxes on income . . .        21,767          17,823        79,909           65,997
  Provision for taxes on income . . . . .        (8,271)         (6,773)      (30,365)         (25,079)
                                           -------------  --------------  ------------  ---------------

    Net earnings. . . . . . . . . . . . .  $     13,496   $      11,050   $    49,544   $       40,918
                                           =============  ==============  ============  ===============

Net earnings per share of common stock:
  Basic . . . . . . . . . . . . . . . . .  $        .55   $         .46   $      2.02   $         1.69
  Diluted . . . . . . . . . . . . . . . .  $        .53   $         .45   $      1.97   $         1.67
Common stock outstanding (in thousands):
  Basic . . . . . . . . . . . . . . . . .        24,692          24,273        24,505           24,153
  Diluted . . . . . . . . . . . . . . . .        25,425          24,734        25,157           24,506


                                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 --------------------------------------------

                                                          FOURTH QUARTER                   YEAR
                                                  ---------------------------  ------------------------------
                                                      2004          2003           2004            2003
                                                  ------------  -------------  -------------  ---------------
                                                  (UNAUDITED,   $ IN THOUSANDS    EXCEPT PER   SHARE AMOUNTS)
EBITDA:  (1)
  Net earnings . . . . . . . . . . . . . . . . .  $     13,496  $      11,050  $     49,544   $       40,918
  Interest expense . . . . . . . . . . . . . . .         3,255          3,546        13,263           14,628
  Provision for taxes on income. . . . . . . . .         8,271          6,773        30,365           25,079
  Depreciation and other amortization. . . . . .        13,717         14,833        55,120           53,328
                                                  ------------  -------------  -------------  ---------------
                                                  $     38,739  $      36,202  $    148,292   $      133,953
                                                  ============  =============  =============  ===============

EBITDA per share - diluted (1) . . . . . . . . .  $       1.52  $        1.46  $       5.89   $         5.47
Capital expenditures . . . . . . . . . . . . . .  $     17,794  $      20,169  $     93,604   $       72,356
Acquisitions of businesses and marine equipment.  $        389  $           -  $     11,474   $       37,816
                                                                                         December 31,
                                                                               ------------------------------
                                                                                    2004             2003
                                                                               -------------  ---------------
                                                                                 (UNAUDITED, $ IN THOUSANDS)
Long-term debt, including current portion . . . . . . . . . . . . . . . . .    $    218,740   $      255,265
Stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    435,235   $      372,132
Debt to capitalization ratio. . . . . . . . . . . . . . . . . . . . . . . .            33.4%            40.7%


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

                  MARINE TRANSPORTATION STATEMENTS OF EARNINGS
                  --------------------------------------------

                                          FOURTH QUARTER              YEAR
                                       --------------------  --------------------
                                         2004        2003       2004      2003
                                       ---------  ---------  ---------  ---------
                                            (UNAUDITED,   $ IN THOUSANDS)

Marine transportation revenues. . . .  $151,156   $133,794   $588,828   $530,411
                                       ---------  ---------  ---------  ---------

Costs and expenses:
  Costs of sales and operating expenses  92,964     80,887    365,590    332,600
  Selling, general and administrative .  17,659     14,435     65,278     57,271
  Taxes, other than on income . . . . .   2,874      3,374     13,349     12,824
  Depreciation and other amortization .  12,928     14,138     52,076     50,442
                                       ---------  ---------  ---------  ---------
                                        126,425    112,834    496,293    453,137
                                       ---------  ---------  ---------  ---------

    Operating income. . . . . . . . .  $ 24,731   $ 20,960   $ 92,535   $ 77,274
                                       =========  =========  =========  =========

    Operating margins . . . . . . . .      16.4%      15.7%      15.7%      14.6%
                                       =========  =========  =========  =========

                          DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS
                          ---------------------------------------------


                                                  FOURTH QUARTER                  YEAR
                                       -------------------------------  ------------------------
                                             2004            2003            2004         2003
                                       ----------------  -------------  --------------  --------
                                                          (UNAUDITED, $ IN THOUSANDS)
Diesel engine services revenues . . .  $        22,583   $     18,234   $      86,491   $83,063
                                       ----------------  -------------  --------------  --------

Costs and expenses:
  Costs of sales and operating expenses         17,454         13,315          64,723    62,266
  Selling, general and administrative .          2,790          2,923          11,882    11,530
  Taxes, other than income. . . . . . .             67             91             335       332
  Depreciation and amortization . . . .            280            257           1,163     1,045
                                       ----------------  -------------  --------------  --------
                                                20,591         16,586          78,103    75,173
                                       ----------------  -------------  --------------  --------

    Operating income. . . . . . . . . .$         1,992   $      1,648   $       8,388   $ 7,890
                                       ================  =============  ==============  ========

    Operating margins . . . . . . . . .            8.8%           9.0%            9.7%      9.5%
                                       ================  =============  ==============  ========

                               OTHER COSTS AND EXPENSES
                               ------------------------


                                      FOURTH QUARTER              YEAR
                               -------------------------  -------------------
                                  2004          2003         2004       2003
                               ------------  -----------  -----------  ------
                                            (UNAUDITED , $ IN THOUSANDS)

General corporate expenses. .  $      1,959  $     1,640  $     7,565  $6,351
                               ============  ===========  ===========  ======
Loss on disposition of assets  $         58  $        37  $       299  $   99
                               ============  ===========  ===========  ======

                 MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS
                 ----------------------------------------------


                                               FOURTH QUARTER        YEAR
                                           -----------------  ----------------
                                              2004      2003     2004     2003
                                           -------  --------  -------  -------

Ton Miles (in millions)  (2). . . . . . .    3,938     4,115   16,232   15,582
Revenue/Ton Mile (cents/tm) (3) . . . . .      3.8       3.3      3.6      3.4
Towboats operated (average)  (4). . . . .      235       224      235      225
Delay Days  (5)(5). . . . . . . . . . . .    2,553     1,610    8,392    6,462
Average cost per gallon of fuel consumed.  $  1.40  $    .89  $  1.13  $   .89
Tank barges:
Active. . . . . . . . . . . . . . . . . . . . . . . . . . . .    885       885
Inactive. . . . . . . . . . . . . . . . .   . . . . . . . . .     56        60
Barrel capacities (in millions):
Active. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16.4      16.2
Inactive. . . . . . . . . . . . . . . . . . . . . . . . . . .    1.1       1.1

-----------------------
(1) Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in Kirby's incentive bonus plan. EBITDA is also used by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby's GAAP financial information.
(2) Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved. Example: A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.
(3) Marine transportation revenues divided by ton miles. Example: Fourth quarter 2004 revenues of $151,156,000 divided by 3,938,000,000 ton miles =
     3.8  cents.
(4) Towboats operated are the average number of owned and chartered towboats operated during the period.
(5) Delay days measures the lost time incurred by a tow (towboat and tank barges) during transit. The measure includes transit delays caused by weather, lock congestion and other navigational factors.

                                       ###


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